Exhibit 99.1

RumbleOn, Inc. Reports Second Quarter 2025 Financial Results

Rebranding Initiative, including Name Change to RideNow Group, Inc., Corporate Headquarters Relocation Back to Phoenix, AZ Area, and Ticker Symbol Change

Amends, Reprices and Extends Credit Facility

IRVING, Texas – August 11, 2025 – RumbleOn, Inc. (NASDAQ: RMBL), the "Company" today announced results for the second quarter ended June 30, 2025.

Key Second Quarter 2025 Highlights (Compared to Second Quarter 2024):
•Revenue of $299.9 million decreased 11.0%, driven by a 590 decline in unit sales in the Company's powersports segment and a $13.9 million decline in revenue in the vehicle transportation services segment
•Net loss, which included impairment charge of $34.0 million related to franchise rights, was $32.2 million compared to $0.7 million
•Selling, general & administrative expense (SG&A) was $66.7 million, a $4.7 million reduction compared to $71.4 million
•Adjusted EBITDA(1) increased $1.0 million to $17.2 million compared to $16.2 million

Other Highlights:
•Executed a term loan amendment to extend the maturity of the Company's term loan through September 30, 2027
•Rebranding of the Company's name to RideNow Group, Inc. ("RideNow"), aligning it back with the Company's roots of being a leading powersports dealership group and returning the corporate headquarters back to the Company's original RideNow flagship store location in Chandler, AZ, each effective August 13, 2025.
•Changing the Company's ticker symbol from "RMBL" to "RDNW" on The Nasdaq Capital Market, effective August 13, 2025. No action is required by existing stockholders with respect to the name and ticker symbol changes. Shares of the Company's Class B Common Stock currently trading on NASDAQ under the ticker symbol "RMBL" will automatically commence trading under the new ticker symbol as of the market open on August 13, 2025.
•You will be able to access the Investor Relations section of the Company's website at https://investors.rumbleon.com/ up to August 13, 2025, at which time the RideNow website officially launches.

"I am pleased to report that we are making good progress and our operating results improved over the course of the second quarter. While performance in the second quarter was nowhere close to where we want and expect to be, the Company’s “back to our roots” strategy is working and driving improvement in our year over year results. We are improving our execution every day and have a very clear road map of work to do to continue to drive improvements and meaningful growth in the business. In addition, the successful closing of the term loan amendment provides us with operating flexibility to execute upon our strategy. I am as confident as ever that our current actions will lead to significantly improved results and shareholder value,” said Michael Quartieri, Chairman, Chief Executive Officer and Interim Chief Financial Officer.

Second Quarter 2025 Results

	Second Quarter
($ in millions)	2025	2024	YOY Change
Revenue	$299.9	$336.8	(11.0)%
Gross Profit	$83.9	$89.9	(6.7)%
SG&A	$66.7	$71.4	(6.6)%
Adjusted SG&A(1)	$64.9	$70.8	(8.3)%
Operating Income (Loss)	$(18.8)	$15.4	(222.1)%
Net Loss	$(32.2)	$(0.7)	NM
Adjusted EBITDA(1)	$17.2	$16.2	6.2%

Unit Retail Sales:
New Powersports	10,618	12,004	(11.5)%
Pre-owned Powersports	5,283	4,796	10.2%

	Six Months Ended June 30,
($ in millions)	2025	2024	YOY Change
Operating Cash Flow	$4.0	$29.2	(86.3)%
Capital Expenditures	$(2.9)	$(1.0)	(190.0)%
Free Cash Flow(1)	$1.1	$28.2	(96.1)%
	Jun. 30,	Dec. 31,
	2025	2024	Change
Cash (unrestricted)	$44.7	$85.3	(47.6)%
Long-term Debt, including Current Maturities	$218.4	$251.1	(13.0)%
Non-Vehicle Debt	$229.8	$267.4	(14.1)%
Non-Vehicle Net Debt(1)	$185.1	$182.1	1.6%
(1) Adjusted SG&A, EBITDA, Adjusted EBITDA, Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.
NM = Not meaningful.

Second Quarter 2025 — Segment Results

Powersports Segment

	Second Quarter
$ in millions, except per unit	2025	2024	YOY Change
Unit Sales (#)
Retail
New	10,618	12,004	(11.5)%
Pre-owned	5,283	4,796	10.2%
Total retail	15,901	16,800	(5.4)%
Wholesale	1,216	907	34.1%
Total Powersports Unit Sales	17,117	17,707	(3.3)%

Revenue
New retail vehicles	$154.8	$175.8	(11.9)%
Pre-owned retail vehicles	59.2	54.1	9.4%
Wholesale vehicles	5.0	5.1	(2.0)%
Finance & Insurance, net	27.2	29.7	(8.4)%
Parts, Services, and Accessories	52.4	56.9	(7.9)%
Total Powersports Revenue	$298.6	$321.6	(7.2)%

Gross Profit
New retail vehicles	$20.5	$21.6	(5.1)%
Pre-owned retail vehicles	11.1	9.2	20.7%
Wholesale vehicles	—	0.1	NM
Finance & Insurance, net	27.2	29.7	(8.4)%
Parts, Services, and Accessories	24.9	26.2	(5.0)%
Total Powersports Gross Profit	$83.7	$86.8	(3.6)%
Powersports GPU(1)	$5,264	$5,167	1.9%
(1) Calculated as total powersports gross profit divided by total retail units sold.
Vehicle Transportation Services Segment

	Second Quarter
($ in millions)	2025	2024	Change
Vehicles Transported (#)	1,993	23,334	(91.5)%
Vehicle Transportation Services Revenue	$1.3	$15.2	(91.4)%
Vehicle Transportation Services Gross Profit	$0.2	$3.1	(93.5)%

Balance Sheet, Liquidity and Cash Flow

The Company ended the quarter with $59.8 million in total cash, inclusive of restricted cash, and $185.1 million of non-vehicle net debt. Availability under the Company's powersports short-term revolving floor plan lines of credit totaled approximately $125.9 million as of June 30, 2025. Total Available Liquidity, defined as total cash plus availability under floorplan credit facilities, was $185.7 million as of June 30, 2025. Cash inflows from operating activities were $4.0 million for the first half of 2025, compared to $29.2 million for the same period in 2024. Cash flow from operations in 2024 benefited from the proceeds from the sale of the Company's loans receivable portfolio.

On August 10, 2025, the Company entered into an agreement with its lenders to extend the maturity date of its term debt credit agreement to September 30, 2027, at a 50-basis point reduction in interest, with revised financial covenants and other requirements. In connection with this amendment and extension, the Company will pay down $20.0 million in principle on the term debt, funded from proceeds of a $10.0 million subordinated note from certain related parties and existing cash balances. Following the paydown of the principal balance, cash payments for other interest are expected to be $3.4 million lower on an annualized basis. Full details of this amendment and extension and the subordinated note will be disclosed in a filing with the Securities Exchange Commission later today.

Investor Conference Call
The Company's management will host a conference call to discuss these results on August 11, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the conference call, United States callers may dial 1-800-717-1738 (1-646-307-1865 for callers outside of the United States) and enter conference ID 69674. A live and archived webcast will be accessible from the Company's Investor Relations website at https://investors.rumbleon.com and in the Investor Relations website at https://investors.ridenow.com after August 13, 2025, when the RideNow website officially launches.

About the Company
RumbleOn, Inc. (NASDAQ: RMBL), operates through two operating segments: a powersports dealership group and a vehicle transportation services entity, Wholesale Express, LLC ("Express"). We believe our Powersports group is the largest powersports retail group in the United States offering a wide selection of new and pre-owned motorcycles, all-terrain vehicles, utility terrain or side-by-side vehicles, personal watercraft, snowmobiles and other powersports products. We also offer parts, apparel, accessories, finance & insurance products and services, and aftermarket products from a wide range of manufacturers. We are one of the largest purchasers of pre-owned powersports vehicles in the United States and utilize our proprietary RideNow Cash Offer technology to acquire vehicles directly from consumers. Our Express business provides asset-light transportation brokerage services facilitating automobile transportation primarily between and among dealerships and auctions throughout the United States. To learn more, please visit https://www.rumbleon.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@rumbleon.com

Non-GAAP Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except per share amounts)

	Second Quarter		First Half
	2025	2024	2025	2024
Revenue:
Powersports vehicles	$219.0	$235.0	$391.0	$449.8
Parts, service and accessories	52.4	56.9	98.5	109.8
Finance and insurance, net	27.2	29.7	48.3	55.5
Vehicle transportation services	1.3	15.2	6.8	29.5
Total revenue	299.9	336.8	544.6	644.6
Cost of revenue:
Powersports vehicles	187.4	204.1	335.2	389.2
Parts, service and accessories	27.5	30.7	52.8	60.0
Vehicle transportation services	1.1	12.1	5.5	22.9
Total cost of revenue	216.0	246.9	393.5	472.1
Gross profit	83.9	89.9	151.1	172.5
Selling, general and administrative	66.7	71.4	127.8	145.3
Impairment of franchise rights	34.0	—	34.0	—
Depreciation and amortization	2.0	3.1	4.3	6.6
Operating income (loss)	(18.8)	15.4	(15.0)	20.6
Other income (expense):
Floor plan interest expense	(2.6)	(4.3)	(5.4)	(8.3)
Other interest expense, net	(10.9)	(11.9)	(21.7)	(24.0)
Other income (expense)	0.2	—	0.4	0.3
Total other expense	(13.3)	(16.2)	(26.7)	(32.0)
Loss before income taxes	(32.1)	(0.8)	(41.7)	(11.4)
Income tax expense (benefit)	0.1	(0.1)	0.2	(0.4)
Net loss	$(32.2)	$(0.7)	$(41.9)	$(11.0)

Weighted average shares-basic and diluted	37.9	35.2	37.8	35.2
Net loss per share - basic and diluted	$(0.85)	$(0.02)	$(1.11)	$(0.31)
Common shares outstanding, at period end	38.0	35.3	38.0	35.3

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 ($ in millions)

	(Unaudited)
	Jun. 30, 2025	Dec. 31, 2024
ASSETS
Current assets:
Cash	$44.7	$85.3
Restricted cash	15.1	11.4
Accounts receivable, net	29.0	30.5
Inventory	274.9	240.6
Prepaid expense and other current assets	2.5	3.6
Total current assets	366.2	371.4
Property and equipment, net	61.6	63.5
Right-of-use assets	155.5	157.1
Franchise rights and other intangible assets	127.8	161.9
Other assets	1.2	1.3
Total assets	$712.3	$755.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$76.3	$75.4
Vehicle floor plan notes payable	240.2	209.9
Current portion of long-term debt	0.4	39.1
Total current liabilities	316.9	324.4
Long-term liabilities:
Long-term debt	218.0	212.0
Operating lease liabilities	129.7	129.8
Other long-term liabilities, including finance lease obligation	52.4	52.3
Total long-term liabilities	400.1	394.1
Total liabilities	717.0	718.5
Commitments and contingencies
Stockholders’ equity:
Additional paid-in capital	701.4	700.9
Accumulated deficit	(701.8)	(659.9)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity	(4.7)	36.7
Total liabilities and stockholders’ equity	$712.3	$755.2

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in millions)

	First Half
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41.9)	$(11.0)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	4.3	6.6
Amortization of debt issuance costs	5.0	4.4
Stock-based compensation	0.5	2.8
Impairment of franchise rights	34.0	—
Deferred taxes	—	(0.4)
Gain on partial termination of warehouse lease	—	(0.9)
Interest paid-in-kind capitalized in debt principal	1.3	0.6
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1.5	14.9
Inventory	(34.3)	(0.1)
Prepaid expenses and other assets	1.1	3.4
Other liabilities	1.7	1.9
Accounts payable and accrued liabilities	2.3	5.0
Floor plan trade note borrowings	28.5	2.0
Net cash provided by operating activities	4.0	29.2
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2.9)	(1.0)
Technology development	—	(0.4)
Net cash used in investing activities	(2.9)	(1.4)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt	(39.0)	(35.5)
Increase in borrowings from non-trade floor plans	1.8	2.1
Other financing	(0.8)	(0.3)
Net cash used in financing activities	(38.0)	(33.7)
NET CHANGE IN CASH	(36.9)	(5.9)
Cash and restricted cash at beginning of period	96.7	77.0
Cash and restricted cash at end of period	$59.8	$71.1

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net loss adjusted to add back interest expense, the impact of income taxes, depreciation and amortization. Adjusted EBITDA further adds back non-cash stock-based compensation, management transition costs, certain litigation expenses not associated with our ongoing operations, and other non-recurring costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance. Adjusted EBITDA is reduced by floor plan interest expense. Our industry typically treats interest expense on vehicle floor plan debt as operating expense, as vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is provided below:

	Second Quarter		First Half
	2025	2024	2025	2024
Net loss (GAAP)	$(32.2)	$(0.7)	$(41.9)	$(11.0)
Add back:
Floor plan interest expense	2.6	4.3	5.4	8.3
Other interest expense	10.9	11.9	21.7	24.0
Depreciation and amortization	2.0	3.1	4.3	6.6
Income tax expense (benefit)	0.1	(0.1)	0.2	(0.4)
EBITDA (non-GAAP)	(16.6)	18.5	(10.3)	27.5
Adjustments:
Floor plan interest expense	(2.6)	(4.3)	(5.4)	(8.3)
Stock-based compensation	0.6	1.4	0.5	2.8
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.2	0.2	0.5	0.5
Other non-recurring costs(1)	1.6	0.4	3.8	1.3
Management transition costs	—	—	1.1	0.1
Impairment of franchise rights	34.0	—	34.0	—
Adjusted EBITDA (non-GAAP)	$17.2	$16.2	$24.2	$23.9

(1) Other non-recurring costs, which include one-time expenses, such as costs incurred for litigation not part of our normal, ongoing operations. For the 2024 period, this also included costs for a canceled service contract.

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Free Cash Flow

We define Free Cash Flow as cash flows from operating activities less capital expenditures of property and equipment (not including acquisitions). We view free cash flow when assessing the Company's sources of liquidity and capital resources. We believe that free cash flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

A reconciliation of cash flows from operating activities to Free Cash Flow is provided below:

	First Half
	2025	2024
Cash flows from operating activities (GAAP)	$4.0	$29.2
Less:
Capital expenditures	(2.9)	(1.0)
Free Cash Flow (non-GAAP)	$1.1	$28.2

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. Our restricted cash is principally related to vehicle floor plan debt and is therefore not part of this calculation. Vehicle floor plan debt and finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of Jun. 30, 2025	As of Dec. 31, 2024
Long-term debt, including current maturities (GAAP)	$218.4	$251.1
Add back: unamortized debt discount and issuance costs	11.4	16.3
Principal of long-term debt, including current maturities	229.8	267.4
Less: unrestricted cash	(44.7)	(85.3)
Non-Vehicle Net Debt (non-GAAP)	$185.1	$182.1

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, management transition costs and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. We use Adjusted SG&A to measure our progress toward achieving our goals. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we think it is important to evaluate Adjusted SG&A along with SG&A and our overall statement of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	Second Quarter		First Half
	2025	2024	2025	2024
SG&A (GAAP)	$66.7	$71.4	$127.8	$145.3
% of Gross Profit	79.5%	79.4%	84.6%	84.2%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	(0.2)	(0.2)	(0.5)	(0.5)
Other non-recurring costs(1)	(1.6)	(0.4)	(3.8)	(1.3)
Management transition costs	—	—	(1.1)	(0.1)
Adjusted SG&A (non-GAAP)	$64.9	$70.8	$122.4	$143.4
% of Gross Profit	77.4%	78.8%	81.0%	83.1%
(1) Other non-recurring costs, which include one-time expenses, such as costs incurred for litigation not part of our normal, ongoing operations. For the 2024 period, this also included costs for a canceled service contract.

RumbleOn, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of June 30, 2025(1)

Consolidated Total Net Leverage Ratio		4.5x
Covenant	Maximum Allowed	7.0x

Consolidated Senior Secured Net Leverage Ratio		4.5x
Covenant	Maximum Allowed	6.75x
(1) Calculated in accordance with our credit agreement.